UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GBC Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

GBC Bancorp, Inc.
165 Nash Street
Lawrenceville, Georgia 30045

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Shareholders’ Meeting of GBC Bancorp, Inc., to be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045 on Tuesday, August 16, 2005, at 8:00 a.m., local time, notice of which is enclosed.

     A proposal to elect ten Directors to serve a term of one year and until their successors are duly elected and qualified is to be presented at the meeting. This proposal has been approved unanimously by your Board of Directors and is recommended by the Board to you for approval.

     Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

     Your vote is very important and we appreciate your cooperation in considering and acting on the matter presented.

Sincerely,

Larry D. Key, Chairman of the Board,
President and Chief Executive Officer

Lawrenceville, Georgia
July 28, 2005

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING TO BE HELD AUGUST 16, 2005
VOTING INFORMATION
PROPOSAL 1 — ELECTION OF DIRECTORS
EXECUTIVE AND OTHER OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL INFORMATION
OTHER MATTERS

GBC Bancorp, Inc.
165 Nash Street
Lawrenceville, Georgia 30045
(770) 995-0000

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD AUGUST 16, 2005

     Notice is hereby given that the 2005 Annual Shareholders’ Meeting of GBC Bancorp, Inc., will be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045, on Tuesday, August 16, 2005, at 8:00 a.m., local time, for the following purposes:

     1. Election of Directors. To elect ten nominees for Director to serve until the 2006 Annual Shareholders’ Meeting and until their successors are duly elected and qualified; and

     2. Other Business. The transaction of such other business as may properly come before the meeting, including adjourning of the meeting to permit, if necessary, further solicitation of proxies.

     The affirmative vote of a plurality of our outstanding common stock present in person or represented by proxy and entitled to vote at the meeting will be required to elect ten Directors to serve a term of one year and until their successors are duly elected and qualified. Only shareholders of record at the close of business on July 20, 2005, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

     The Board of Directors unanimously recommends that holders of our common stock vote “FOR” the election of each of the nominees for Director.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. You may revoke your proxy by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the meeting.

By Order of the Board of Directors

Larry D. Key, Chairman of the Board,
President and Chief Executive Officer

Lawrenceville, Georgia
July 28, 2005

GBC BANCORP, INC.
PROXY STATEMENT FOR
2005 ANNUAL SHAREHOLDERS’ MEETING

VOTING INFORMATION

Purpose

     This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at our 2005 Annual Shareholders’ Meeting (the “Meeting”), at which you will be asked to vote upon a proposal to elect ten Directors to serve a term of one year and until their successors are duly elected and qualified (see Proposal 1).

     The Meeting will be held at 8:00 a.m., local time, on Tuesday, August 16, 2005, at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about July 28, 2005. We are a bank holding company organized in 1996 under the laws of the State of Georgia. Our subsidiary, Gwinnett Banking Company (the “Bank”), commenced operations on October 31, 1997, as a state-chartered commercial bank.

Proxy Card and Revocation

     You are requested to promptly sign, date and return the accompanying proxy card to us in the enclosed postage-paid envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the Meeting or by giving notice of revocation in writing or submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote. Any notice of revocation should be sent to GBC Bancorp, Inc., 165 Nash Street, Lawrenceville, Georgia 30045, Attention: John T. Hopkins, III, Corporate Secretary. The shares of our common stock represented by properly executed proxies received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of each of the ten nominees. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Meeting.

Who Can Vote; Voting of Shares

     Our Board of Directors has established the close of business on July 20, 2005 (the “Record Date”), as the record date for determining our shareholders entitled to notice of and to vote at the Meeting. Only our shareholders of record as of the Record Date will be entitled to vote at the Meeting. The affirmative vote of a plurality of our outstanding common stock present in person or represented by proxy and entitled to vote at the Meeting will be required to elect ten Directors to serve a term of one year and until their successors are duly elected and qualified. A plurality means that the ten nominees who receive the largest number of votes will be elected as Directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. Approval of any other matter properly brought before the Meeting requires the affirmative vote of holders of a majority of our outstanding common stock present in person or represented by proxy and entitled to vote at the Meeting.

     Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. If a shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the outcome of the proposal to elect ten Directors.

     As of the Record Date, there were 1,752,708 shares of our common stock outstanding and entitled to vote at the Meeting, with each share entitled to one vote.

     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to constitute a quorum of the shareholders in order to take action at the Meeting. For these purposes, shares of our common stock that are present, or represented by proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

     You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Meeting in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

Number of Directors

     Our Board of Directors currently consists of ten Directors, each of whom also serves as a Director of the Bank. Our Bylaws provide that our Board of Directors will consist of not less than seven, nor more than fifteen members, the precise number to be determined from time to time by the Board of Directors. The number of Directors has been set at ten by the Board.

Nominees

     We have selected ten nominees that we propose for election to our Board of Directors. The nominees are: Larry D. Key, James B. Ballard, Jerry M. Boles, W. H. Britt, Richard F. Combs, William G. Hayes, Douglas A. Langley, Norris J. Nash, J. Joseph Powell and William S. Stanton, Jr. Each of the nominees presently serves on our Board of Directors. It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of designated nominees.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than ten nominees.

     The Board of Directors recommends that you vote “FOR” each nominee.

Board of Directors

     The following table sets forth the names and ages as of December 31, 2004, for the current members of our Board of Directors, each of whom is also a member of the Board of Directors of the Bank.

NAME	AGE	POSITION HELD
Larry D. Key	59	President, Chief Executive Officer and Chairman
James B. Ballard	60	Director
Jerry M. Boles	64	Director
W. H. Britt	66	Director
Richard F. Combs	57	Director
William G. Hayes	66	Director
Douglas A. Langley	46	Director
Norris J. Nash	77	Director
J. Joseph Powell	60	Director
William S. Stanton, Jr.	49	Director

Meetings and Committees of the Board

     Our Board of Directors held 12 meetings during 2004. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. During 2004, the Board of Directors did not have a standing nominating committee, although the functions of such committee were performed by the full Board of Directors.

     The Audit Committee presently consists of Messrs. Britt, Combs and Stanton. The Audit Committee has been assigned the principal functions of:

•	appointing, compensating, retaining and meeting with the independent auditors;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving the annual report of the independent auditors;

•	meeting with management regarding audit matters;

•	engaging independent counsel and other advisors as it deems necessary to carry out its duties;

•	approving the annual financial statements; and

•	reviewing and approving summary reports of the auditor’s findings and recommendations.

     The Audit Committee held seven meetings during 2004.

     The Compensation Committee presently consists of Messrs. Ballard, Boles, Key, Nash and Stanton. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and equity compensation awards under our stock-based plans. The Compensation Committee held one meeting during 2004.

     The functions of a nominating committee are performed by the full Board of Directors. Because the Board of Directors as a whole identifies and evaluates nominees for election to the Board of Directors, it is the Board of Directors’ view that it is appropriate not to have a standing nominating committee. There is no nominating committee charter. Messrs. Ballard, Boles, Britt, Combs, Hayes, Langley, Nash, Powell and Stanton are each “independent directors,” as defined by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc. Because Mr. Key is our President and Chief Executive Officer, he would not be considered an “independent director.” The Board will consider nominees for Director who are submitted by our shareholders in accordance with the procedures for submitting shareholder proposals described in “General Information — Shareholder Proposals for 2006 Annual Meeting of Shareholders,” below. The Board of Directors uses the same criteria to evaluate nominees for Director who are submitted by our shareholders as it does for nominees submitted by our Board.

     If you wish to communicate with our Board of Directors or any individual Director, you may send correspondence to GBC Bancorp, Inc., 165 Nash Street, Lawrenceville, Georgia 30045, Attention: Corporate Secretary. Our Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate Director, as applicable.

Director Compensation

     Our Directors receive no fees, bonuses or payments for their service on our Board of Directors. The Bank pays $500 to each Director for each meeting of the Board of Directors attended. Effective January 1, 2001, we established a “Deferred Fee Unit” plan in which members of the Bank’s Board of Directors and, to the extent that we pay Directors’ fees, our Board of Directors, may choose to receive deferred fee units as consideration for their Directors’ fees in lieu of cash. The deferred fee units assigned to the Directors equal the number of shares of our common stock that could be purchased at the then-current fair market value of such shares with the amount of fees deferred. The deferred fee units are available to be settled in cash at the then-current fair market value of our common stock when the Director’s service is terminated or there is a change in control. The Director may receive a lump sum cash payment for the value of the deferred fee units or defer cash payments for a period of up to ten years. A total of 81,508 units were issued to the Bank’s Directors under this plan during 2004.

Policy on Directors’ Attendance at Shareholders Meetings

     Our Directors are expected to attend each annual shareholders meeting, but are not required to do so. Last year, each of our Directors attended our annual shareholders meeting.

Certain Relationships and Related Transactions

     The Bank leases its main office banking facilities under a noncancelable operating lease agreement from GBC Properties, LLC, a limited liability company formed by our Directors. The lease term is for 15 years with the monthly rental payment adjusting every fifth year for changes in the Consumer Price Index. The lease agreement requires the Bank to pay normal operating and occupancy expenses of the facilities.

     The Bank has banking and other business transactions in the ordinary course of business with our Directors and officers and the Directors and officers of the Bank, including members of their families or corporations, partnerships or other organizations in which such Directors and officers have a controlling interest. When such transactions occur, they are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the time for comparable transactions with unrelated parties, and such banking transactions do not involve more than the normal risk of collectability or present other unfavorable features to us.

EXECUTIVE AND OTHER OFFICERS

     The following table sets forth the name, age and position of each of our executive officers.

NAME	AGE	POSITION HELD
Larry D. Key	59	President, Chief Executive Officer and Chairman of the Board of Directors
John T. Hopkins III	63	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Michael A. Roy	59	Executive Vice President and Chief Credit Officer of the Bank

     The following table sets forth the name, age and position of each of our other officers.

NAME	AGE	POSITION HELD
Paul C. Birkhead	58	Senior Vice President and Senior Commercial Loan Officer of the Bank
Michael L. Couch	49	Senior Vice President and Senior Construction Loan Officer of the Bank
Jerry M. Barfield	66	Senior Vice President, Construction Lending of the Bank
Jan Smith	53	Senior Vice President and Senior Commercial Loan Officer of the Bank
Marcia N. Watkins	59	Senior Vice President and Internal Auditor of the Bank
Katrina M. Winberg	34	Senior Vice President, SBA Lending of the Bank

     Our officers are appointed by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our officers or Directors.

Biographies of Directors and Officers

     James B. Ballard has been a member of our Board of Directors since 1996. Mr. Ballard was the Chief Executive Officer, founder and a member of the board of directors from 1972 until January 1996 of Spartan Constructors, Inc. Mr. Ballard currently serves as President and Chief Executive Officer of The Spartan Group, an industrial contractor serving the continental United States.

     Jerry M. Barfield has served as Senior Vice President, Construction Lending since joining the Bank in June 2001. Prior to June 2001, Mr. Barfield served as Senior Vice President, Construction Lending for Colonial Bank. Mr. Barfield served as Senior Vice President, Construction Lending of Commercial Bank of Georgia from 1988 until the merger with Colonial Bank in 1996.

     Paul C. Birkhead has served as Senior Vice President and Senior Commercial Loan Officer of the Bank since 1997. Mr. Birkhead was Executive Vice President and Senior Lending Officer of Commercial Bank of Georgia from 1988 when Commercial Bank opened until July 1995 when he resigned to participate in our organizing group. Mr. Birkhead was Group Vice President of Commercial Lending of Heritage Bank from 1984 until November 1987, when Heritage merged with Bank South, N.A. Mr. Birkhead was Vice President of Commercial Lending for Bank South, N.A. until he resigned in January 1988 to join the organizing group of Commercial Bank of Georgia.

     Jerry M. Boles has been a member of our Board of Directors since 1996. Mr. Boles has been in the wholesale automotive after-market for 40 years. Mr. Boles is owner and President of Boles Parts Supply, Inc., which was founded in 1964, with headquarters in Atlanta, Georgia and distribution warehouses in Oklahoma City, Oklahoma; Tappahannock, Virginia and Dahlonega, Georgia.

     W. H. Britt has been a member of our Board of Directors since 1996. Mr. Britt has been an active businessman in the Gwinnett County area since 1960. He is the founder and owner of W. H. Britt and Associates, Inc., a real estate brokerage and development company. Mr. Britt was an organizer of Gwinnett County Bank in 1972 and served as a director until 1987 when the bank was merged with Heritage Bank.

     Richard F. Combs has been a member of our Board of Directors since 1997. Mr. Combs is the Founder and President of Pureflow Ultraviolet, Inc., a company specializing in ultraviolet disinfecting equipment, parts and services to industrial clients since 1978. Mr. Combs also serves on the board of directors of Added Communications of Georgia, Inc., a company that manufactures telephone communications equipment.

     Michael L. Couch has served as Senior Vice President and Senior Construction Loan Officer of the Bank since February 1998. Prior to February 1998, Mr. Couch served as Senior Vice President of Construction Lending for Colonial Bank. Colonial Bank acquired Commercial Bank of Georgia in 1996. Mr. Couch served as Senior Vice President of Commercial Bank of Georgia from 1988 until the merger with Colonial Bank in 1996.

     William G. Hayes has been a member of our Board of Directors since 1997. Mr. Hayes is President and Chairman of Hayes, James and Associates, an engineering and survey company based in Duluth, Georgia. Mr. Hayes was a director of the First National Bank of Gwinnett from 1984 to 1986.

     John T. Hopkins III has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of us and the Bank since 1996. Mr. Hopkins was the Chief Financial Officer and Executive Vice President of Commercial Bank of Georgia until he resigned in July 1996 to participate in our organizing group. Mr. Hopkins was Chief Financial Officer and Chief Operating Officer of Paragon Mortgage from 1993 to 1995. He was Chief Financial Officer of West Corp., which operated commercial, electrical and mechanical contracting companies, from 1989 to 1993. From 1985 to 1989, he was Internal Auditor and Chief Financial Officer of Heritage Bank and Corporate Accountant of Williams Service Group. Prior to 1985, Mr. Hopkins was a partner with H. H. Brunet and Company, Certified Public Accountants, specializing in the financial services industry.

     Larry D. Key has been President, Chief Executive Officer and Chairman of us and the Bank since 1996. Mr. Key was the Executive Vice President and Chief Lending Officer of Commercial Bank of Georgia from the merger of Commercial Bank of Georgia and Commercial Bank of Gwinnett in March 1995 until he resigned in July 1996 to participate in our organizing group and the Bank’s organizing group. Mr. Key served as President and Chief Executive Officer of the former Commercial Bank of Georgia from 1994 until the merger. He served as Executive Vice President and Chief Credit Officer of the former Commercial Bank of Georgia from 1992 until 1994. Mr. Key was Senior Vice President from the opening of the former Commercial Bank of Georgia in 1988 until 1992. He was Group Vice President and an advisory director of Heritage Bank from 1984 until 1987. Mr. Key was part owner and manager of Moores Building Center, Inc. in Dahlonega, Georgia from 1987 to 1988. Mr. Key served as a director of Commercial Bancorp of Georgia, Inc. and Commercial Bank of Georgia from their initial organization in 1988 until July 1996.

     Douglas A. Langley has been a member of our Board of Directors since 1997. Mr. Langley is the current managing partner of Ashworth and Associates, a CPA firm in Tucker and Lawrenceville, Georgia. He has been a member of the firm since 1977. Mr. Langley is also a shareholder of Gwinnett Financial Services, Inc. and is an investment advisor and holds insurance licenses.

     Norris J. Nash has been a member of our Board of Directors since 1996. Mr. Nash is the President of Metropolitan Land Development and Investment Corporation and Gwinnett-DeKalb, Inc. He has been a real estate developer since 1962. Mr. Nash has served as director of the former Gwinnett County Bank, and on the Advisory Board of Wachovia Bank of Georgia, N.A. Mr. Nash was a member of the House of Representatives for Gwinnett County, District 22, Post #1 from 1967 to 1969.

     J. Joseph Powell has been a member of our Board of Directors since 1997. Mr. Powell has been President of Joe Powell and Associates, Inc. since 1971 representing Liebert Corporation, provider of mechanical equipment for computer operations.

     Michael A. Roy has served as Executive Vice President and Chief Credit Officer of the Bank since 1997. He served as an Assistant Director and a Field Manager with the Office of Thrift Supervision in Atlanta, Georgia, from 1988 through 1997 when he resigned to join the Bank. Prior to that time, he was Vice President and Senior Lender at Capital-Union Savings, FA in Baton Rouge, Louisiana for three years and was Executive Vice President and Director at Citizens Savings and Loan Association in Baton Rouge, Louisiana for eight years.

     Jan Smith has served as Senior Vice President and Senior Commercial Loan Officer of the Bank since March 2000. Prior to joining us, Mr. Smith was employed in the same capacity for 10 years at Colonial Bank, which purchased Commercial Bank of Georgia in 1996.

     William S. Stanton, Jr. has been a member of our Board of Directors since 1996. Mr. Stanton is President of Print Direction, Inc. and Atlanta Screen Print, Inc. Mr. Stanton has served as President of Print Direction since its inception in 1984 and Atlanta Screen Print since 1988. He was an Account Representative with Xerox Corporation from 1977 to 1981.

     Marcia N. Watkins has served as Senior Vice President of the Bank since 1996 and as Internal Auditor of the Bank since 2000. She served as Senior Vice President and Chief Operations Officer of Commercial Bank of Georgia from its inception in February 1988 to June 1996. Ms. Watkins was one of the original seven employees involved in the opening of Gwinnett County Bank, a/k/a Heritage Bank, in February 1971. Ms. Watkins served as Senior Operations Officer of Heritage Trust from February 1986 to February 1988. Ms. Watkins held various positions with the Heritage Bank, including Vice President and Cashier between 1971 and 1986.

     Katrina M. Winberg has served as Senior Vice President, SBA Lending since joining the Bank in May 2002. Prior to May 2002, Ms. Winberg was Vice President, SBA Lending with Premier Bank. Ms. Winberg worked for the U.S. Small Business Administration from 1991 to 1997, holding the position of Commercial Loan Specialist, Finance Division from 1994 to 1997.

EXECUTIVE COMPENSATION

     The following table provides information with respect to the annual compensation for services in all capacities for 2002, 2003 and 2004 for our Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table

						Long-Term
		Annual Compensation(1)				Compensation
						Securities
				Other Annual		Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Options
Larry D. Key	2004	183,665	35,000	17,300	(2)	12,000
President, Chief Executive	2003	176,600	30,000	12,600	(3)	12,000
Officer and Chairman	2002	171,500	30,000	11,600	(4)	12,000

John T. Hopkins III	2004	134,217	30,000	6,900	(5)	10,000
Chief Financial Officer and	2003	129,063	25,000	6,100	(6)	10,000
Executive Vice President	2002	125,300	22,500	6,100	(7)	9,000

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits that are available to all salaried employees and certain perquisites and other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus shown in the table.

(2)	Consists of 1,042 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Key would have otherwise received for his service on the Bank’s Board of Directors.

(3)	Consists of 875 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Key would have otherwise received for his service on the Bank’s Board of Directors.

(4)	Consists of 828 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Key would have otherwise received for his service on the Bank’s Board of Directors.

(5)	Consists of 416 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Hopkins would have otherwise received for his service on the Bank’s Board of Directors.

(6)	Consists of 443 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Hopkins would have otherwise received for his service on the Bank’s Board of Directors.

(7)	Consists of 438 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Hopkins would have otherwise received for his service on the Bank’s Board of Directors.

Option Grants in 2004

     The following table provides certain information concerning individual grants of stock options made during 2004 to our Chief Executive Officer and Chief Financial Officer.

	Individual Grants
	Number of	Percent of Total
	Securities	Options Granted to
	Underlying Options	Employees in Fiscal	Exercise Price Per
Name	Granted(#)(1)	Year	Share($)	Expiration Date
Larry D. Key	12,000	13.82%	17.00	06/15/2014
John T. Hopkins III	10,000	11.98%	17.00	06/15/2014

(1)	All stock options were granted pursuant to our 1998 Option Plan at an exercise price not less than fair market value on the date they were granted.

Aggregated Option Exercises in 2004
and Year-End Option Values

     The following table provides information regarding exercisable and unexercisable stock options held as of December 31, 2004, by our Chief Executive Officer and Chief Financial Officer. Neither Mr. Key nor Mr. Hopkins exercised any options in 2004.

	Number of Securities		Value of Unexercised In-the-
	Underlying Unexercised		Money Options at Fiscal Year End
	Options at Fiscal Year End(#)		($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry D. Key	64,000	0	268,000	0
John T. Hopkins III	50,500	0	207,500	0

(1)	There was no public trading market for our common stock as of December 31, 2004. Accordingly, these values have been calculated by determining the difference between the estimated fair market value of our common stock underlying the option as of December 31, 2004 ($17.00 per share) and the exercise price per share payable upon exercise of such options. The fair market value of our common stock was determined by our Board of Directors in good faith.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

     Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent auditors.

     In this context, the Audit Committee has reviewed and discussed our consolidated financial statements with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with the U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received from our independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

     Based upon the foregoing, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:

W.H. Britt
Richard F. Combs
William S. Stanton, Jr.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

INDEPENDENT AUDITORS

     The Board of Directors has appointed Mauldin & Jenkins, LLC, our current independent auditors, to audit our financial statements for the fiscal year ending December 31, 2005. We expect that one or more representatives of Mauldin & Jenkins, LLC, will be present at the Meeting, have the opportunity to make a statement if they so desire to do so and be available to respond to appropriate questions.

     Fees billed or to be billed to us by Mauldin & Jenkins, LLC for 2004 and 2003 are as follows:

     Audit Fees. The aggregate audit fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2004 and 2003 for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB during such years totaled $47,950 and $45,800, respectively.

     Audit-Related Fees. Mauldin & Jenkins, LLC did not bill us for any fees during 2004 and 2003 for assurance and related services related to the audit or review of our financial statements.

     Tax Fees. The aggregate fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2004 and 2003 for tax compliance, tax advice and tax planning services totaled $6,500 and $5,550, respectively.

     All Other Fees. The aggregate fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2004 and 2003 for services outside of the audit and review of our financial statements and for tax-related services totaled $0 and $6,509, respectively. The fees billed in 2003 consisted of consulting fees related to the implementation of our asset/liability policy and bank deferred benefits.

     Our Audit Committee has determined that the rendering of the non-audit services by Mauldin & Jenkins, LLC, is compatible with maintaining the auditor’s independence. Beginning May 6, 2003, 100% of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information concerning beneficial ownership of our common stock as of July 20, 2005, by:

•	each of our Chief Executive Officer and Chief Financial Officer;

•	each of our Directors; and

•	all of our Directors and executive officers as a group.

     The following table lists the applicable percentage of beneficial ownership based on 1,752,708 shares of common stock outstanding as of July 20, 2005. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percentage
Larry D. Key(2)
3300 Jim Moore Road
Dacula, Georgia 3001	81,388	4.48%
John T. Hopkins III (3)
6504 Yacht Club Road
Flowery Branch, Georgia 30542	60,510	3.36%
James B. Ballard (4)
2400 Bagley Road
Cumming, Georgia 30040	43,656	2.48%
Jerry M. Boles (4)
4435 Pemberton Cove
Alpharetta, Georgia 30022	31,700	1.80%
W. H. Britt (5)
3260 Brisco Road
Loganville, Georgia 30052	21,026	1.20%
Richard F. Combs (6)
1985 Burgundy Drive
Braselton, Georgia 30517	63,643	3.63%
W. Grant Hayes (7)
412 Summit Ridge Drive
Lawrenceville, Georgia 30045	8,857	*
Douglas A. Langley (8)
270 Constitution Boulevard
Lawrenceville, Georgia 30045	36,500	2.08%
Norris J. Nash (9)
1176 Oleander Drive
Lilburn, Georgia 30247	45,813	2.60%
J. Joseph Powell (10)
2335 Bagley Road
Cumming, Georgia 30041	40,757	2.32%
William S. Stanton, Jr. (11)
5081 Hodgrins Place
Lilburn, Georgia 30047	49,210	2.80%
All directors and executive officers as a group (12 persons)	536,591	27.51%

*	Less than 1%

(1)	On a fully-diluted basis, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.

(2)	Includes options to purchase 64,000 shares of our common stock.

(3)	Includes options to purchase 50,500 shares of our common stock.

(4)	Includes options to purchase 6,700 shares of our common stock.

(5)	Includes options to purchase 5,000 shares of our common stock.

(6)	Includes 6,882 shares owned by Mr. Combs’ wife.

(7)	Includes 2,500 shares owned by a company that Mr. Hayes controls, and options to purchase 1,000 shares of our common stock.

(8)	Includes 3,600 shares owned by Mr. Langley’s wife, 28,000 shares held by the Ashworth & Associates, P.C. 401(k) Profit Sharing Plan, of which Mr. Langley is the Trustee, and options to purchase 3,900 shares of our common stock.

(9)	Includes 2,500 shares held by a general partnership that Mr. Nash controls and options to purchase 6,700 shares of our common stock.

(10)	Includes 10,714 shares owned by a company that Mr. Powell controls and options to purchase 3,900 shares of our common stock.

(11)	Includes options to purchase 5,700 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) of the Exchange Act during 2004 and Form 5 and amendments thereto furnished to us with respect to 2004, and written representations from certain reporting persons, we believe that our officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) of the Exchange Act applicable to such persons, except with respect to one Form 4 that was filed late by Mr. Ballard reporting the purchase of 250 shares of common stock.

GENERAL INFORMATION

Shareholder Proposals for the 2006 Annual Meeting of Shareholders

     In order to be considered for inclusion in the Proxy Statement and Proxy to be used in connection with our 2006 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than March 30, 2006.

     A shareholder may wish to have a proposal presented at the 2006 Annual Meeting of Shareholders but not to have the proposal included in our Proxy Statement and Proxy relating to that meeting. If notice of any such proposal (addressed to our Secretary at our address set forth on the first page of this Proxy Statement) is not received by us by June 13, 2006, then such proposal shall be deemed untimely and the persons named in the proxies solicited by our Board of Directors for the 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

Form 10-KSB

     Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced therein will be furnished to shareholders of record who make written request therefor to us at 165 Nash Street, Lawrenceville, Georgia 30045, Attention: John T. Hopkins III.

Solicitations of Proxies

     The cost of soliciting proxies will be paid by us. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for shareholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order Of The Board Of Directors

John T. Hopkins III, Secretary

July 28, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

GBC BANCORP, INC.
Annual Meeting of Shareholders to be Held on August 16, 2005

Proxy

    This proxy is solicited on behalf of the Board of Directors of GBC Bancorp, Inc. (the “Company”). The undersigned hereby constitutes and appoints Larry D. Key and John T. Hopkins III and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of the Company at the Annual Meeting of Shareholders, to be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045 at 8:00 a.m. on Tuesday, August 16, 2005, and at any and all adjournments thereof, for the purposes of considering and acting upon the matter proposed by the Company that is identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the nominees for director listed below.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed to the right	Larry D. Key	Richard F. Combs	J. Joseph Powell
	(except as marked to the contrary)	James B. Ballard	William G. Hayes	William S. Stanton, Jr.
		Jerry M. Boles	Douglas A. Langley
		W.H. Britt	Norris J. Nash
☐	WITHHOLD AUTHORITY to vote
for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

Dated:	, 2005

Signature(s)

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.